AZZ incorporated Appoints Stephen E. Pirnat
To The Board of Directors

Contact:	Paul Fehlman, Senior Vice President - Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame, Joe Diaz or Robert Blum
Internet: www.lythampartners.com

July 8, 2014 - FORT WORTH, TX - AZZ incorporated (NYSE: AZZ) (“AZZ”), a global provider of electrical products and highly engineered services and a provider of galvanizing services in North America, today announced the appointment of Mr. Stephen E. Pirnat to serve as a new member of AZZ’s Board of Directors. Mr. Pirnat will stand for re-election at AZZ’s Annual Shareholders meeting in 2015, along with other AZZ directors.

Mr. Pirnat currently serves as the Managing Director, Europe, the Middle East and Africa for Quest Integrity Group of Team, Inc. Mr. Pirnat has also served as the President of Quest Integrated Inc., a technology incubator and boutique private equity firm and President of the Quest Metrology Group LLC. From 2000 to 2009, Mr. Pirnat served as the President and Chief Executive Officer of John Zink Company LLC, a wholly owned subsidiary of Koch Industries and a global leading supplier of combustion and environmental solutions. From 1998 to 1999, Mr. Pirnat served as President and Chief Executive Officer of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. From 1988 to 1998, Mr. Pirnat served in various sales, marketing, operational, engineering and executive positions at Ingersoll-Rand and Ingersoll-Dresser Corporation. Mr. Pirnat currently serves as a member of the board of directors for ClearSign Combustion Inc. and Profire Energy, Inc. Mr. Pirnat earned a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

Kevern Joyce, Chairman of AZZ’s Board of Directors, said, “We are pleased Steve Pirnat has agreed to join AZZ’s Board of Directors. Steve has built a distinguished career providing infrastructure solutions to large industrial companies both here in the U.S. and internationally. He has extensive experience and understanding of the industries in which AZZ operates and he will be a valuable asset in providing the Board a broader scope of industry perspective making its deliberations even more effective.”

Mr. Joyce concluded, “This is an important step for our board as we look to periodically add new members both to diversify the Board’s experience and its decision-making process. We have recently implemented a Board refreshment initiative for succession planning, and the addition of Steve Pirnat is the first step in this strategic initiative, which we expect to continue over the next few years.”

AZZ incorporated is a global provider of specialty electrical equipment and highly engineered services to the power generation, transmission, distribution, and industrial markets as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and responses to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, both foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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